UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 28, 2010 (Date of earliest event reported)
Asure Software, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-20008 (Commission File Number)	74-2415696 (IRS Employer Identification Number)

108 Wild Basin Rd (Address of principal executive offices)	78746 (Zip Code)

512-437-2700 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

On April 28, 2010 Asure Software, Inc. (the "Company"), entered into an Amendment to the Building Lease originally date January 6, 1998(the "Lease") between Asure Software and WB One & Two, LTD ("Landlord"). Pursuant to the terms of the amended Lease, the Landlord has agreed to reduce the square footage leased by the Company from 137,530 square feet to 12,000 square feet in year one and 9,000 square feet in years two and three.  In addition, the current monthly rent of $299,000 will be reduced to $20,000.  In exchange for the rent and square footage reduction, the Company has agreed to a one time payment of $1,500,000 and to forgo approximately $162,000 of monthly sub-tenant income it receives from the excess space under the current lease.  Additionally, the Company will forfeit its rights to any potential future net profits interest in the lease.  The Company expects to take a one time charge related to the lease modification of approximately $1.2 million in its second quarter.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: April 30, 2010	By:	/s/ David Scoglio
David Scoglio
Chief Financial Officer